FOR IMMEDIATE RELEASE

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Trutankless, Inc. Announces North American Production

Company enters 2021 with new manufacturing partnership to increase capacity

(PHOENIX) February 4th, 2021 - PHOENIX, /PRNewswire/ -- Trutankless, Inc. (OTCQB: TKLS) manufactures an award-winning line of smart electric tankless water heaters. Trutankless has partnered with Cypress Industries based in Austin, Texas to launch production in North America.

“We expect to see a tremendous improvement in our operating efficiencies along with increased manufacturing capabilities which we expect will yield benefits, especially as we prepare to launch additional products” stated Michael Stebbins, President and CEO, of Trutankless, Inc. "We now have a complete team with the vertically integrated capabilities of Cypress Industries in North America."

“We are confident that the unique products offered by Trutankless are the future and we’re excited to be a part of the plans for growth,” stated Tom Lonsdale, CEO of Cypress Industries. “Our teams spent much of 2020 getting aligned and improving product design for high volume manufacturing.”

Trutankless had a sales backlog at the end of 2020 and the trend is continuing into the first quarter 2021 based on the record orders received. Accordingly, our team has been working with our partners in the wholesale plumbing channel to ensure the best outcome by actively forecasting, sharing information, and helping to meet demand where needed while cultivating additional markets.

This release will be filed today by the Company with the Securities and Exchange Commission as an exhibit to Form 8-K.

About Cypress Industries:

Cypress Industries is a vertically-integrated global contract manufacturer with ISO9001:2015 certification.  Cypress has manufacturing facilities in Austin, Texas, Mexico, India and China. Core competencies include PCBA, sheet metal fabrication, high level assembly, wire harnesses, design for manufacturability and value engineering, while multiple manufacturing locations give customers flexibility. Please visit: www.cypressindustries.com

About Trutankless, Inc.:

Trutankless, Inc. (OTCQB: TKLS) is a technology-driven developer of accessible, next-generation home automation and efficiency systems.  The Company's primary products are a line of electric tankless water heaters that surpasses traditional tank water heaters in energy efficiency, output, dependability and environmental sustainability.  The Company sells its products to plumbing wholesale distributors and dealers throughout the United States.  Trutankless, Inc. was founded in 2008 and is headquartered in Scottsdale, Arizona.

Please visit www.trutankless.com or call 855-TO-BUY-TRU.

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Forward-Looking Statement: The statements in this press release regarding any implied or perceived benefits from the release by Trutankless of its line of electric tankless water heaters or added key strategic sales and distribution partners are forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, risks of the key strategic sales and distribution partners ability to sell our product, and effects of legal and administrative proceedings and governmental regulation, especially in a foreign country, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include the introduction of new technology, market conditions, and those set forth in reports or documents we file from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results.

SOURCE Trutankless, Inc.